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                                                            EXHIBIT 10.63


                             WANG LABORATORIES, INC.
                            (A DELAWARE CORPORATION)
                      OLSY EMPLOYEES' STOCK INCENTIVE PLAN


                                    ARTICLE I
                                     PURPOSE

     1.1 PURPOSE. The purpose this Employees' Stock Incentive Plan (the "Plan") is to further the growth, development and financial success of Wang Laboratories, Inc. (the "Company") and its Subsidiaries by aligning the personal interests of employees of the Company and its Subsidiaries, including employees of Olivetti Solutions S.p.A. and its subsidiaries, Olivetti Corporation of Japan and Olsy do Brasil Ltda., through the ownership of shares of the Company's Common Stock and related incentives, to those of the Company's shareholders. The Plan is further intended to provide flexibility to the Company in its ability to compensate employees and to motivate, attract and retain the services of such employees who have the ability to enhance the value of the Company and its Subsidiaries. The Plan permits the granting of Options and Restricted Stock awards on the terms specified herein.

                                   ARTICLE II
                                   DEFINITIONS

     2.1  "Award" means an Option or Restricted Stock grant hereunder.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 "Change in Control" shall mean (i) a merger or consolidation to which the Company is a party and following which the stockholders of the Company prior to such merger or consolidation do not have the voting power to elect a majority of the members of the Board of Directors of the resulting entity; (ii) any 'person' (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended), becoming the beneficial owner, directly or indirectly, of more than 50% of any class of common stock of the Company, or of shares having more than 50% of the aggregate voting power of the Company's capital stock; (iii) a sale or transfer of substantially all of the assets of the Company; (iv) a liquidation or reorganization of the Company or (v) during any period of two consecutive years or less beginning after adoption of this Plan, individuals who at the beginning of such period are members of the Board and any new director(s) (other than directors designated by a person who has entered into an agreement with the Company to effect a transaction of the type described in clauses (i) through (iv) above) whose election by the Board or nomination for election by the


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stockholders was approved by a vote of at least two-thirds of the directors still in office who satisfy this test, cease for any reason to constitute a majority of the Board.

     2.4 "Committee" means the committee of the Board having responsibility for compensation matters, or such other committee as the Board shall designate. If there is no committee, then "Committee" means the Board.

     2.5 "Company" means Wang Laboratories, Inc., a Delaware corporation, or its successor.

     2.6 "Employee" means any person who is a regular full time employee of the Company or a Subsidiary, and such other employees thereof as may be selected by the Committee from time to time provided however that Employee shall not include any individual or who is an officer or director of the Company.

     2.7 "Option" means an Award granted hereunder by the Committee to an Employee in the form of a right to purchase Stock evidenced by an option contract containing such provisions as the Committee may establish.

     2.8 "Permanent Disability" shall mean a physical or mental condition of an Employee that, (i) in the judgment of the Committee, permanently prevents such Employee from being able to continue to serve as an active Employee in a capacity comparable to that in which the Employee served prior to the disability, or (ii) causes the Employee to become eligible for long-term disability benefits under any long-term disability insurance plan then in effect with the Company or its subsidiary that at such time is his or her employer.

     2.9  "Plan" means this Stock Incentive Plan.

     2.10 "Restricted Period" means that period of time, if any, which begins on the date of an Award of Restricted Stock to an Employee, and which terminates on the date upon which all restrictions with respect to such Restricted Stock shall lapse or otherwise be terminated.

     2.11 "Restricted Stock Agreement" means a written agreement, signed by the Employee and the Company, which sets forth the number of shares of Restricted Stock awarded to the Employee, the restrictions, if any, applicable thereto, the price, if any, to be paid by the Employee therefor, and such other terms and conditions as shall be deemed to be necessary or desirable by the Committee.



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     2.12 "Restricted Stock" means such Stock as may be granted to an Employee subject to such restrictions, if any, as may be determined by the Committee.

     2.13 "Retirement" shall mean an Employee's cessation of employment by reason of retirement, provided that the Employee has reached the age of 65 years, or the Employee has reached age 55 and his or her age plus years of service to the Company total 75, or the Committee, in its sole and absolute discretion, deems the Employee to have retired.

     2.14 "Stock" means the Common Stock of the Company or any successor, including any adjustments in the event of changes in capital structure of the type described herein.

     2.15 "Subsidiary" means any corporate entity, of which a majority of the equity interest in, or the voting common or capital stock of, is owned directly or indirectly by the Company.

                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

     3.1 ADMINISTRATION BY THE COMMITTEE. This Plan shall be administered by the Committee. Members of the Committee are not eligible for Awards hereunder. Unless otherwise required by law or rules it may establish, the Committee may act through written consent of all its members, or vote of a majority comprised of at least two of its members, and may hold telephonic meetings where all participating members can hear each other. A majority comprised of at least two members shall constitute a quorum of the Committee.

     3.2 POWERS. The Committee shall have full and final authority in its discretion to operate, interpret, manage, administer, and make determinations under or relevant to the Plan on behalf of the Company. This authority includes, but is not limited to:

     (a) the power to select Employees to receive Awards from time to time and determine the type and terms and conditions of Awards;

     (b) the power to grant Awards conditionally or unconditionally, on such terms, conditions and restrictions not inconsistent with the provisions of this Plan as it prescribes from time to time, including the power to determine the option exercise or purchase price of the shares of Stock subject to each Award and the time or times when the benefits of each Award shall become vested,



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     exercisable, or free of restrictions, as the case may be, and the duration of any exercise, vesting or restricted period;

     (c) the power to determine the number of shares of Stock subject to each Award, and the time or times when Awards are made;

     (d) the power to prescribe the form or forms of the instruments evidencing Awards granted under this Plan, to construe and interpret the Plan and the provisions of said instruments, and to make determinations of facts relevant to administration of the Plan and benefits hereunder;

     (e) the power to adopt, amend and rescind regulations consistent with the provisions hereof for the operation, interpretation, management and administration of the Plan;

     (f) the power to delegate responsibility for Plan operation, management and administration, subject to the Committee's oversight and control, on such terms, consistent with the Plan, as the Committee may establish;

     (g) the power to delegate to other persons the responsibility for performing appropriate functions in furtherance of the Plan's purpose;

     (h) the power to engage or authorize the engagement of the services of persons, companies or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms, and consultants; and

     (i) the power to waive or modify terms, conditions, restrictions and forfeitures of Awards, in whole or in part, for such periods and for such Employees, and on such terms as it shall determine.


                                   ARTICLE IV
                   ELIGIBILITY AND SHARES SUBJECT TO THE PLAN

     4.1 ELIGIBLE EMPLOYEES. Awards may be granted only to the Employees, or groups or classes thereof, selected or approved by the Committee in its sole and absolute discretion.

     4.2 RELEVANT FACTORS. In selecting Employees to whom Awards shall be granted, the Committee shall weigh such factors as are relevant to accomplish the



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purposes hereof. An Employee who has been granted an Award may be granted one or more additional Awards, if the Committee so determines.

     4.3  NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to the provisions of
Article IX of this Plan and any authorization of additional shares for the purposes hereof, the aggregate number of shares of Stock for which Awards may be granted under this Plan shall not exceed 605,000 shares. The Committee has the authority to grant all shares of Stock under this Plan as Options or as Restricted Stock, or in any combination thereof. The shares to be delivered upon exercise of Options or the grant of Restricted Stock under this Plan shall be made available, at the discretion of the Company, either from the authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Company as treasury shares, including shares purchased in the open market. Shares issued as Restricted Stock under the Plan that are later forfeited may again be subject to Awards under the Plan, or may be cancelled and the reserve for issuance hereunder shall then be increased by an equal number. If an Option under this Plan shall expire or terminate unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of other Awards under this Plan.

     4.4 NON-TRANSFERABILITY OF AWARDS. No Award granted under this Plan shall be transferable by the Employee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Award may be exercised during the Employee's lifetime only by the Employee.

                                    ARTICLE V
                               STOCK OPTION AWARDS

     5.1 STOCK OPTION AWARDS. The Committee shall establish from time to time the provisions relating to the exercise price per share, expiration date, waiting period, cumulative rights, vesting and such other terms and conditions of Options granted under this Plan. The purchase price of the shares that may be purchased under each Option shall not be less than par value.

     5.2 EXERCISE. Each Option granted under this Plan shall be exercisable on such date or dates, during such period, for such number of shares, and upon such terms as shall be provided in the instrument evidencing such Option, which shall be prescribed by the Committee. If the last day of the exercise term is a Saturday, Sunday or legal holiday, exercisability may be extended to the next following business day.

     5.3 NOTICE OF EXERCISE. A person electing to exercise an Option shall give written notice of exercise to the person or persons at the Company designated by it to receive such notice. The exercise notice shall specify the number of shares the optionee has elected to purchase, and the optionee



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shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. Until an optionee has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.

     5.4 PARTICULAR CIRCUMSTANCES' EFFECT ON OPTIONS. No Option shall be affected by any change of duties or position of the optionee (including transfer to or from a Subsidiary), so long as he or she continues to be an Employee. Except in cases of death, Permanent Disability, Retirement or other circumstances specified by the Committee in its discretion (including, but not limited to, a 30-day extension for exercise following termination of employment), if an optionee shall cease to be an Employee, all Options held by such person will terminate on the date of termination of the person's employment, and up to such date shall be exercisable only to the extent of the purchase rights, if any, which have accrued as of such date. Nevertheless, the Committee, in its sole and absolute discretion, upon any such cessation of employment, may determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option and/or may be extended for an additional period of time. In case of dismissal for cause, the Company may revoke all rights of the Employee to purchase shares that have not previously been issued to the Employee. In the event of any Change in Control, all Options outstanding shall become immediately exercisable for the full number of shares subject thereto regardless of any vesting or exercise schedule otherwise specified in such Options, and optionees shall be entitled to at least 20 days' prior notice and the opportunity to exercise such rights before any transaction in connection with the Change in Control may defeat or nullify the economic benefit thereof.

     5.5 RETIREMENT OF OPTIONEE. Should an optionee begin Retirement while in possession of an Option under this Plan, vesting and exercisability of such Option shall continue as if the optionee were still an employee.

     5.6 DISABILITY OF OPTIONEE. Should an optionee be determined by the Committee to have suffered a Permanent Disability while in possession of an Option under this Plan, vesting will forthwith accelerate, such that the Option immediately becomes 100% vested, and the optionee or his or her legal representative will have one year from the date of determination of the Permanent Disability to exercise such Option, at which time the Option will expire and no longer be exercisable, provided that in any case the Option shall expire no later than the last day of the original term thereof.

     5.7 DEATH OF OPTIONEE. Should an optionee (including one determined to have suffered a Permanent Disability under Section 5.5 above) die while in possession of the right to exercise an Option under this Plan, vesting will forthwith accelerate, such



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that the Option immediately becomes 100% vested. Thereafter, such person(s) who shall have been designated as beneficiary by the optionee, or in the absence thereof, such person as shall be responsible for the administration of the optionee's will or estate or, in the absence of the appointment of such person within six months of the date the optionee died, the person(s) who shall be entitled to acquire the property of the optionee, by will or by the laws of descent and distribution (the "beneficiary"), may exercise such Option. This exercise may occur at any time within one year from the date of death if such Option is a Non-Qualified Option. Nevertheless, any such Option shall expire no later than the last day of the original term of such Option.

                                   ARTICLE VI
                PROVISIONS APPLICABLE TO RESTRICTED STOCK AWARDS

     6.1 STOCK AWARDS. No more than one-third of the shares of Stock subject to a Restricted Stock Award to any Employee shall be granted without restrictions and, with respect to the balance of such Stock, no restrictions shall lapse prior to the expiration of one year from the date of the Award. Each award to an Employee shall be evidenced by an appropriate Restricted Stock Agreement in a form and with terms, conditions and restrictions prescribed by the Committee.

     6.2 STOCK CERTIFICATES. At the time Restricted Stock is granted to an Employee, shares representing the Restricted Stock shall be registered in the name of such Employee or a third party who will hold the shares on behalf of the Employee, but for the duration of any Restricted Period applicable thereto, shall be held by the Company for the account of such Employee in certificated or uncertificated form. Any certificates for such shares that are issued shall be held by the Company and shall bear the following legend: "The sale or other transfer of the Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Wang Laboratories, Inc. Olsy Employees' Stock Incentive Plan. The rules of such Plan may be obtained from the Secretary of Wang Laboratories, Inc." If and to the extent that the Restricted Stock is released from the applicable restrictions, the legend shall be removed from such certificate and the certificate shall be promptly delivered to the Employee.

     6.3 DIVIDENDS, VOTING AND TRANSFERS. During the Restricted Period, the Employee (or any third party who will hold the shares on behalf of the Employee) shall have the right to receive any dividends payable with respect to Restricted Stock and to exercise the voting rights attaching thereto. The Restricted Stock shall, however, be subject to the following restrictions during any applicable Restricted Period, together with such other restrictions as the Committee shall deem appropriate:



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          (i)  none of the Restricted Stock may be sold, exchanged, transferred, assigned, pledged, or otherwise encumbered or disposed of by the Employee during the applicable Restricted Period; and

          (ii) subject to the other provisions of this Article, if such grantee ceases to be an Employee prior to the expiration or other termination of the applicable restriction, any Restricted Stock granted to such grantee which is still subject to restriction shall be forfeited and all rights of the grantee to such Restricted Stock shall terminate without further obligation on the part of the Company.

     6.4 FORFEITURE TERMS. Except as otherwise provided in a Restricted Stock Agreement or determined by the Committee, upon the forfeiture of any Restricted Stock with respect to which applicable restrictions have not lapsed, such Restricted Stock shall, at the option of the Committee, (i) if a purchase price had been paid for such Restricted Stock, be deemed to be offered for sale by the grantee to the Company for a period of 30 days after the date of such forfeiture at a price equal to the lesser of (y) the fair market value of the Stock at such time or (z) the same price paid initially for such Restricted Stock or (ii) if no purchase price had been paid for such Restricted Stock, be forfeited by the grantee and shall revert to the Company without further action on anyone's part.

     6.5 FINANCIAL HARDSHIP. With respect to any grantee, the Committee may, in its sole and absolute discretion, accelerate the lapse of any restrictions with respect to Restricted Stock granted to such grantee if, at the time of such acceleration, the Committee determines that as the result of an unanticipated emergency, such grantee will suffer severe financial hardship if such lapse of restrictions is not accelerated. The extent to which any such lapse of restrictions shall be accelerated shall be limited to the acceleration necessary to satisfy the grantee's needs arising from the financial hardship.

     6.6 MODIFICATION OF AWARDS. The Committee may, in its sole discretion, prescribe that any restrictions on any Restricted Stock and under any applicable Restricted Stock Agreement shall lapse in accordance with such schedule and/or in accordance with such terms and conditions, other than the schedule or terms and conditions for which provision was originally made, as provided by the Committee; provided, however, that such modified schedule and/or terms and conditions shall be more favorable to the grantee or grantees affected than the original schedule or terms and conditions.



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     6.7  PARTICULAR CIRCUMSTANCES. With respect to any grantee, if (i) such grantee ceases to be an Employee of the Company or any Subsidiary prior to the expiration of the applicable Restricted period by reason of death, Permanent Disability or Retirement or (ii) a Change in Control occurs, all restrictions set forth in the applicable Restricted Stock Agreement shall terminate as to the related Restricted Stock, and certificates for the appropriate number of shares of Stock free of the restrictions of the Plan and such Restricted Stock Agreement shall be delivered to the grantee or his or her beneficiary or estate, as the case may be. Unless otherwise determined by the Committee or provided in a Restricted Stock Agreement, if a grantee ceases to be an Employee prior to the end of the applicable Restricted Period for any other reason, such grantee shall immediately forfeit all shares of Restricted Stock granted to such grantee which then remain subject to restriction.

     6.8 LAPSE OF RESTRICTIONS. At the end of the applicable Restricted Period or at such earlier time as provided for herein, all restrictions contained in the Plan and the applicable Restricted Stock Agreement shall terminate as to the related Restricted Stock, and certificates for the appropriate number of shares of Stock free of the restrictions of the Plan and the Restricted Stock Agreement, registered in the name of the grantee, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

     6.9 AWARDS HELD BY THIRD PARTIES. Notwithstanding any provision to the contrary herein, the Committee may, in lieu of Awards of Restricted Stock made directly to Employees, grant Restricted Stock to one or more nominees or trustees for the benefit of such Employees of the Company and its Subsidiaries as the Committee may designate. In such event, the rights of such Employees in the Restricted Stock so granted are to be governed exclusively by such terms of trust, or otherwise as are approved by the Committee. The Committee shall administer the Plan, and make provisions relative to any such Awards, in a manner designed to provide the Employees with rights and entitlements which shall approximate as closely as possible those rights and entitlements specified in this Article.

                                   ARTICLE VII
                              RIGHTS AS AN EMPLOYEE

     7.1 IMPLIED RIGHTS. Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under any benefit plan of the Company or any Subsidiary, except as the Committee may from time to time expressly provide. Neither the Plan nor any action taken hereunder shall be construed as giving any



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Employee the right to any Award, and an Award under the Plan shall not be construed as giving any Employee any right to be retained in the employ or service of the Company or any of its Subsidiaries for any period of time, regardless of the terms or conditions of the Award or the manner in which such terms or conditions are described in the applicable Award instrument.

     7.2 BENEFICIARY DESIGNATION. If allowed by the Committee from time to time, a grantee may designate a person or persons to receive, in the event of his or her death, any rights to which he or she would be entitled under the Plan. Such a designation shall be made in writing and filed with the Committee or such person as it may designate. A beneficiary designation may be changed or revoked by a grantee at any time by filing a written statement of such change or revocation with the Board. If a grantee dies having failed to designate a beneficiary or if a grantee's beneficiary does not survive the grantee, then the grantee's estate shall be deemed to be his or her beneficiary.


                                  ARTICLE VIII
                              AMENDMENT OF THE PLAN

     8.1 AMENDMENT OF PLAN. The Committee or the Board may amend the Plan from time to time.

     8.2 EFFECT ON AWARDS. Awards granted prior to suspension or termination of the Plan may not be amended or cancelled except with the consent of the grantee of the Award. Any dispute or disagreement that may arise under or as a result of, relating to or pursuant to, any Award or contract evidencing the same shall be determined by the Committee, which determination shall be conclusive, binding and final for all purposes with respect to all persons.

                                   ARTICLE IX
                          CHANGES IN CAPITAL STRUCTURE

     9.1 ADJUSTMENTS DUE TO CAPITAL CHANGES. The instruments evidencing Awards granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Company by reason of Stock dividends, Stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. In the event of any such change, the aggregate number and classes of shares for which Awards may thereafter be granted under this Plan shall be appropriately adjusted as determined by the Committee so as to reflect such change.



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                                    ARTICLE X
                              WITHHOLDING OF TAXES


     10.1 COLLECTION OF TAXES DUE. The Company and its Subsidiaries shall have the right, before any certificate for any Stock is delivered, to deduct or withhold from any payment owed to a grantee, any amount that is necessary in order to satisfy any withholding requirement that the Company in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Stock, or otherwise require such grantee to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Company, the Company may extend to grantees the choice to (i) have Stock otherwise issuable under an Award withheld, (ii) tender back to the Company Stock received pursuant to an Award, (iii) deliver to the Company previously acquired Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the grantee or (v) pay the Company in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Company or any such Subsidiary in respect of the Stock subject to an Award. In the absence of other satisfactory arrangements, the Company may act pursuant to clause (i) and/or, to the extent permitted by law, clause (iv) above to the extent of an unsatisfied tax obligation and shall collect such obligation accordingly. The grantee, by his or her acceptance of the grant, will be deemed to have consented to such action(s).

     10.2 PAYMENT; DELIVERY OF SHARES. Unless otherwise provided by the Committee, the Company, in the discretion of its management and subject to such rules and restrictions as it may establish from time to time, may:

     (a) accept payment for the shares related to an Award by any manner of lawful consideration permitted by applicable statute, including stock of the same class as said shares;

     (b) issue shares registered in the name of a grantee to the custody of his or her broker when requested in writing by the Employee with his or her exercise notice, and when preceded by full payment or the broker's irrevocable commitment on behalf of the grantee to pay the Company any balance due on the purchase price for such shares following their issuance, whereupon such issuance and payment will be viewed as contemporaneous; and

     (c) allow grantees to start with one or more shares of Stock and exercise an Option in full (no matter how many shares are covered by the Option) by means of successions of partial exercise transactions in which the grantee uses shares



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     obtained on each exercise to purchase a larger number of shares on the next exercise, and to represent the series of transactions by a single purchase of the net amount of shares that results from such series of transactions.

                                   ARTICLE XI
                       GOVERNMENTAL AND OTHER REGULATIONS

     11.1 EFFECT OF APPLICABLE LAWS. The Plan and any Award hereunder shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The issuance or delivery of any Award or of any Stock under an Award, may be postponed by the Company for such period as may be required to comply with any applicable requirements under securities laws, any applicable listing requirements of any national securities exchange or automated quotation system where the Stock is listed, and requirements under any other law or regulation applicable to the issuance or delivery of such Stock. The Company shall not be obligated to issue or deliver any Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange or automated quotation system where the Stock is listed. Other than as expressly provided in subsection 6.9 herein, neither the Plan nor any Award made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and an Employee or any other person.

                                   ARTICLE XII
                       EFFECTIVE DATE AND TERM OF THE PLAN

     12.1 EFFECTIVE DATE AND TERM. The Plan shall become effective upon its adoption by the Board and shall continue until such time as it may be terminated by action of the Board or the Committee.


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